UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events

On December 22, 2017, the Tax Cuts and Job Act ("Tax Legislation") was enacted into law. The Tax Legislation significantly revises the U.S. corporate income tax requirements by lowering corporate income tax rates, implementing the territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries, among other provisions. As a result, First Northwest Bancorp ("the Corporation") will be required to revalue its deferred tax assets and liabilities to account for the future impact of lower corporate tax rates and other provisions of the Tax Legislation.

Based on currently available information, the Corporation expects to record an estimated one-time net tax charge of approximately $0.80 million to $1.1 million for the quarter ended December 31, 2017, primarily due to the revaluation of the Corporation's deferred tax assets and liabilities consistent with the lower corporate tax rates enacted by the Tax Legislation. Under this methodology, the estimated second quarter earnings impact will be approximately ($0.08) per diluted share based on approximately 10.68 million second quarter weighted average diluted shares and the estimated tangible book value impact will be approximately ($0.09) per share at December 31, 2017. The charge will be recorded as a one-time increase to the provision for income taxes and in addition to the normal provision for income taxes related to pre-tax operating results.

The impact of the Tax Legislation may differ from this estimate, possibly materially, due to, among other things, changes in interpretations and assumptions the Corporation has made, guidance that may be issued and actions the Corporation may take as a result of the Tax Legislation.

Forward-Looking Statements

This Report on Form 8-K includes "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the Corporation's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside the firm's control. It is possible that the Corporation's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Corporation's future results and financial condition, see "Risk Factors" in Part I, Item 1A of the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

Forward-looking statements include statements regarding the estimated effects of the Tax Legislation on the Corporation's earnings for the second quarter of the transition period ending December 31, 2017. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as our current interpretations, assumptions and expectations related to the Tax Legislation, and are subject to change, possibly materially, until the Corporation completes its consolidated financial statements as of and for the transition period ending December 31, 2017 and remains subject to the completion of the Corporation's 2017 tax return.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date: January 11, 2018	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer